UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 9, 2017

W. R. GRACE & CO.
(Exact name of registrant as specified in its charter)

Delaware	1-13953	65-0773649
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of principal executive offices)	(Zip Code)

(410) 531-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

W. R. GRACE & CO.
FORM 8-K
CURRENT REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

W. R. Grace & Co. (the “Company”) held its Annual Meeting of Stockholders on May 9, 2017 (the “Annual Meeting”). The holders of a total of 57,081,843 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing approximately 83.45% of the voting power entitled to vote at the meeting. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s Proxy Statement, are as follows:

1.	The stockholders elected the following nominees to the Board of Directors, by the following votes:

	For	Against	Abstain	Broker Non-Votes
H. Furlong Baldwin	47,974,161	3,817,020	87,557	5,203,105
Alfred E. Festa	50,355,362	1,360,292	163,084	5,203,105
Christopher J. Steffen	47,909,028	3,929,674	40,036	5,203,105

2.
The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 by the following vote:

For	Against	Abstain	Broker Non-Votes
56,482,988	500,348	98,507	—

3.	The stockholders approved, on a non-binding advisory basis, the executive compensation as disclosed in the Proxy Statement by the following vote:

For	Against	Abstain	Broker Non-Votes
46,565,250	5,262,500	50,988	5,203,105

In 2015, the Company’s stockholders approved, on a non-binding advisory basis, that the advisory vote on the frequency of the advisory vote to approve named executive officer compensation shall occur every year. In light of the foregoing vote, the Board of Directors of the Company decided that the Company will include a stockholder vote on the compensation of executives in its proxy materials each year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Mark A. Shelnitz
Mark A. Shelnitz
Vice President, General Counsel and Secretary

Dated: May 10, 2017